Exhibit 99.1

News

For Immediate Release

4 Landmark Square
Suite 400
Stamford, CT 06901

Telephone:	(203) 975-7110
Fax:	(203) 975-7902

Contact:
Robert B. Lewis
(203) 406-3160

SILGAN ANNOUNCES PLANS TO REPURCHASE UP TO

APPROXIMATELY $247 MILLION OF STOCK

STAMFORD, CT, October 7, 2010 —Silgan Holdings Inc. (Nasdaq:SLGN), a leading supplier of consumer goods packaging products, today announced its intention to purchase up to $175 million of its common stock through a “modified Dutch Auction” tender offer. Silgan intends to commence the tender offer on or about October 8, 2010. Silgan also announced that it has entered into a Stock Purchase Agreement with Messrs. R. Philip Silver and D. Greg Horrigan, Silgan’s two largest stockholders and the Non-Executive Co-Chairmen of its Board of Directors. Pursuant to the Stock Purchase Agreement, each of Messrs. Silver and Horrigan has agreed to sell to Silgan such number of shares of Silgan’s common stock as will result in Messrs. Silver and Horrigan maintaining substantially the same percentage beneficial ownership interest in Silgan’s common stock that they have immediately prior to the consummation of the tender offer. Assuming the tender offer is fully subscribed, Silgan will purchase approximately $72 million of its common stock pursuant to the Stock Purchase Agreement.

“This tender offer and the Stock Purchase Agreement, which combined provide for up to approximately $247 million of stock repurchases, represent another step in our multi-pronged approach to optimize our balance sheet and drive shareholder value,” commented Bob Lewis, CFO. “Given the on-going strong cash flow generation of our businesses and our relatively low

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SILGAN HOLDINGS

October 7, 2010

debt leverage levels, the Company continues to be well positioned to pursue the other facets of our strategic initiatives,” concluded Mr. Lewis.

Under the terms of the proposed tender offer, Silgan stockholders will have the opportunity to tender some or all of their shares at a price within a range of $31.25 to $35.25 per share. Based on the number of shares tendered and the prices specified by the tendering stockholders, Silgan will determine the lowest per share price within the range that will enable it to buy $175 million in shares, or such lesser number of shares that are properly tendered. All shares accepted for payment will be purchased at the same price, regardless of whether a stockholder tendered such shares at a lower price within the range. At the minimum price of $31.25 per share, Silgan would repurchase a maximum of 5,600,000 shares, which represents approximately 7.3% of Silgan’s currently outstanding common stock. The high end of the price range for the tender offer represents approximately a 9.4% premium to the closing price per share of $32.23 for Silgan’s common stock on October 7, 2010. Silgan will fund this repurchase from available cash on hand and/or revolving loan borrowings under its senior secured credit agreement.

The tender offer will be subject to various terms and conditions as will be described in the offer materials that will be publicly filed and distributed to stockholders at the time of commencement of the tender offer on or about October 8, 2010. Additional copies of the offer materials will also be available from the Information Agent, BNY Mellon Shareowner Services. The Dealer-Manager for the Offer will be Citi.

Under the terms of the Stock Purchase Agreement, each of Messrs. Silver and Horrigan has agreed not to exercise his right to tender any shares of Silgan’s common stock owned beneficially or of record by him in the tender offer. Instead, each of Messrs. Silver and Horrigan has agreed to sell to Silgan, and/or to cause certain entities holding shares of Silgan’s common stock that are beneficially owned by him to sell to Silgan, a number of shares of Silgan’s common stock such that each of Messrs. Silver and Horrigan maintains substantially the same respective beneficial ownership interest in Silgan’s common stock that he has immediately prior to the consummation of the tender offer. The purchase price per share under the Stock Purchase

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October 7, 2010

Agreement will be the same price per share as is determined and paid in the tender offer and will be paid on the 11th business day following the expiration date of the tender offer. The transactions contemplated by the Stock Purchase Agreement are conditioned upon Silgan purchasing shares of its common stock in the tender offer. At the minimum price for the tender offer of $31.25 per share and assuming that the tender offer is fully subscribed, Silgan would purchase approximately 3.0% of its currently outstanding common stock pursuant to the Stock Purchase Agreement, which together with the shares that would be purchased pursuant to the tender offer would represent an aggregate of approximately 10.3% of Silgan’s currently outstanding common stock. Silgan will fund the purchase price under the Stock Purchase Agreement from available cash on hand and/or revolving loan borrowings under its senior secured credit agreement.

None of Silgan’s management, its board of directors and executive officers, the information agent, the depositary or the dealer manager is making any recommendation to stockholders as to whether to tender or refrain from tendering their shares in the proposed tender offer. Silgan’s directors and executive officers are entitled to participate in the tender offer on the same basis as all other stockholders, and certain of Silgan’s directors and executive officers may tender shares in the tender offer, including through the conditional exercise of stock options and tender of the underlying shares, subject to acceptance in the tender offer. Stockholders must decide how many shares they will tender, if any, and the price within the stated range at which they will tender their shares. Stockholders should consult their financial and tax advisors in making this decision.

This press release is for information purposes only, and is not an offer to purchase or the solicitation of an offer to sell any shares of Silgan’s common stock. The solicitation of offers to purchase shares of Silgan common stock will be made only pursuant to the tender offer documents, including an Offer to Purchase and related Letter of Transmittal that Silgan intends to distribute to stockholders and file with the Securities and Exchange Commission on or about October 8, 2010.

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SILGAN HOLDINGS

October 7, 2010

SILGAN STOCKHOLDERS ARE URGED TO READ THE TENDER OFFER STATEMENT (INCLUDING THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND RELATED OFFER DOCUMENTS) WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ON THE TENDER OFFER.

Holders of Silgan common stock will be able to obtain these documents as they become available free of charge at the Securities and Exchange Commission’s website at www.sec.gov, or at the Securities and Exchange Commission’s public reference room located at 100 F Street, N.E., Washington, DC 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information about the public reference room. In addition, holders of Silgan common stock will also be able to request copies of the Tender Offer Statement, the Offer to Purchase, related Letter of Transmittal and other filed tender offer documents free of charge by contacting BNY Mellon Shareowner Services, the Information Agent for the Offer, by telephone at 1-866-351-3288 (toll-free), or in writing at the following address: c/o Mellon Investor Services LLC, 480 Washington Blvd., 27th Floor, Jersey City, NJ 07310.

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Silgan Holdings is a leading manufacturer of consumer goods packaging products with annual net sales of approximately $3.1 billion in 2009. Silgan operates 66 manufacturing facilities in North and South America, Europe and Asia. In North America, the Company is the largest supplier of metal containers for food products and a leading supplier of plastic containers for personal care products. In addition, Silgan is a leading worldwide supplier of metal, composite and plastic vacuum closures for food and beverage products.

Statements included in this press release which are not historical facts are forward looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. Such forward looking statements

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October 7, 2010

are made based upon management’s expectations and beliefs concerning future events impacting the Company and therefore involve a number of uncertainties and risks, including, but not limited to, those described in the Company’s Annual Report on Form 10-K for 2009 and other filings with the Securities and Exchange Commission. Therefore, the actual results of operations or financial condition of the Company could differ materially from those expressed or implied in such forward-looking statements.

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